Exhibit 10.4

Dated the 4 day of February 2011

LIONBRIDGE INTERNATIONAL

(FORMERLY KNOWN AS LIONBRIDGE TECHNOLOGIES IRELAND)

Landlord

DENIS O’BRIEN, MARY LAWLOR, MICHEL FORST, KIERAN MULVEY, NOELINE BLACKWELL, DAVID

SYKES, MARIA MULCAHY, HINA JILANI, JIM CONWAY AND JAMES CAVALLARO as Trustees of FRONTLINE THE INTERNATIONAL FOUNDATION FOR THE PROTECTION OF HUMAN RIGHTS DEFENDERS TRUST

Tenant

SUB-LEASE

Second Floor

Grattan House

Temple Road

Blackrock

County Dublin

Daniel Spring & Co

50 Fitzwilliam Square

Dublin 2

THIS SUB-LEASE dated the 4 day of February 2011

BETWEEN

LIONBRIDGE INTERNATIONAL (Registered No. 144185) having its registered office at 3 West Pier Business Campus, Dun Laoghaire, Co Dublin (the “Landlord” which expression shall include whoever for the time being owns the interest in the Property (as set out at clause 2.2 hereof) which gives the right to possession of it when this Lease ends)

AND

DENIS O’BRIEN, MARY LAWLOR, MICHEL FORST, KIERAN MULVEY, NOELINE BLACKWELL, DAVID SYKES, MARIA MULCAHY, HINA JILANI, JIM CONWAY AND JAMES CAVALLARO as Trustees of FRONTLINE THE INTERNATIONAL FOUNDATION FOR THE PROTECTION OF HUMAN RIGHTS DEFENDERS TRUST having its registered office at 81 Main Street, Blackrock, Co. Dublin (the “Tenant” which expression shall include whoever for the time being is entitled to interest of the Tenant in the Property under this Lease)

1	In this Lease:

1.1	Where the Tenant shall from time to time be or consist of two or more persons the covenants and conditions herein expressed to be made by the Tenant shall be deemed to be made by such persons jointly and severally.

1.2	A reference to an Act of the Oireachtas refers to that Act as it applies at the date of this Lease and any later amendment, re-enactment of it or any legislation in substitution therefor;

1.3	Save insofar as the same conflict with the definitions contained below or except as otherwise provided or the context otherwise requires the definitions contained in the Head Lease (as defined below) will have effect herein.

In this Agreement unless the context otherwise requires the following expressions shall have the following meanings:-

“Gale Days” means 1st January, 1st April, 1st July and 1st October in each year;

“Head Landlord” means Iain & Gavin McConnon being the successors in title to Corke Abbey Investments Limited;

“Head Lease” means the lease dated 19th September 1990 as entered into by (1) Corke Abbey Investments Limited and (2) the Landlord and (3) Paul Kavanagh in respect of the Property for a term of 35 years from 14th September 1990;

“Insurance Rent” means the sums the Landlord spends from the Insurance Rent Commencement Date on insurance relating to the Property;

“Insurance Rent Commencement Date”means the date of this sub-Lease

“Interest” means the rate of interest defined as the specified in Clause 2 of the Head Lease;

“Permitted User” means office user;

“Property” means the property known as The Second Floor, Grattan House, Blackrock, County Dublin with all necessary rights of access, egress and regress thereto and where appropriate with the benefit of the rights mentioned in the Head Lease, other than, for the avoidance of doubt, the use of the two car park spaces mentioned in paragraph 3 of Part II of the First Schedule to the Head Lease, and where appropriate subject to the rights of others mentioned in the Head Lease;

“Rent” means the agreed rent to be paid by the Tenant in the amount of €45,921.00 per annum;

“Rent Commencement Date” means the date of this lease;

“Service Charge” means Service Charge as defined in the Head Lease as well as any amounts payable by the Landlord to Lambert Smith Hampton in connection with the management of the building within which the Property is situate;

“Term” means five (5) years from the Term Commencement Date;

“Term Commencement Date” means the date of this sub-Lease;

1.4	Any obligation to pay money in this Agreement refers to a sum exclusive of value added tax (“VAT”) and any VAT chargeable on it is payable in addition thereto;

2	In consideration of the payment of the Rent and Insurance Rent and performance of the other covenants on the Tenant’s part contained in this Agreement

2.1	THE LANDLORD hereby DEMISES to the Tenant ALL THAT the Property TO HOLD the Property unto the Tenant for the Term PAYING therefore yearly during the Term and so in proportion for any less time than a year FIRSTLY the Rent and SECONDLY the Insurance Rent.

2.2	The Tenant shall accept the Property on an “as is” basis.

Deletions initialled by parties to sub-lease.

3	The Tenant agrees with the Landlord:-

3.1	To pay the Rent by equal quarterly instalments in advance on the Gale Days (the first and last quarterly payments being proportionate sums, if appropriate, the first quarterly payment being made on the Rent Commencement Date).

3.2	To pay when due to the Landlord or the designated payee all outgoings, rates or other taxes payable to the Local Authority or otherwise in respect of the Property.

3.3	To pay the Insurance Rent from the Insurance Rent Commencement Date promptly on demand. Each instalment shall fall due for payment by the Tenant as soon as the Landlord gives the Tenant notice, accompanied by reasonable evidence of the amount payable by the Landlord.

3.4	To pay promptly when due the cost of electricity and all other utilities supplied to and consumed on the Property.

3.5	To observe and perform the obligations, so far as they relate to the Property, undertaken in the Head Lease by the person named in it as tenant, except the obligation to pay Rent, Service Charge and Insurance Rent.

3.6	Not at any time to assign transfer under let or part with or share the possession or occupation of any part of the Property or suffer any party to occupy any part of the Property as a licensee.

3.7	Not at any time to assign transfer underlet or part with or share the possession or occupation of the whole of the Property or suffer any person to occupy the

Deletions initialled by parties to sub-lease.

whole of the Property as a licensee without the prior consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) and (without prejudice to the provisions of Clause 3.6 hereof and for the purposes of clarification only) the Head Landlord.

3.8	Not to make any alterations to the Property nor to make any alterations whatsoever in the internal arrangements or external appearance of the Property nor to erect any wireless or television aerial or other equipment for the transmission of electronic signals without first obtaining the consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) and (without prejudice to the provisions of Clause 3.6 hereof and for the purposes of clarification only) the Head Landlord.

3.9	Not to use or occupy the Property or any part thereof or permit the same to be used or occupied for any other purpose other than the Permitted User nor in any manner inconsistent with the Permitted User except with the consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) and (without prejudice to the provisions of Clause 3.6 hereof and for the purposes of clarification only) the Head Landlord.

3.10	Not knowingly to do or permit or suffer to be done any act or thing by the Tenant, its servants or agents whereby any policy or policies of insurance in respect of the Property or any portion of the Development or any area over which the Tenant is granted rights herein may become void, voidable, invalidated, cancelled or altered.

3.11	To pay the Rent and the Insurance Rent without any set-off, counterclaim or deductions whatsoever (save as permitted by law) at the times and in the manner provided for in this Agreement.

3.12	To pay the stamp duty payable on this Lease and any VAT payable whether on the granting of this Lease or without prejudice to the generality of clause 1.4 any VAT payable on the Rent or other sums payable hereunder.

Deletions initialled by parties to sub-lease.

3.13	To pay Interest on all amounts remaining outstanding 14 days after the date due (whether formally demanded or not) to be calculated from and including the date due up to and including the date payment is made.

3.14.1	To keep the Landlord fully indemnified from and against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liability arising in any way directly or indirectly out of any act, omission or negligence of the Tenant or any persons in on or about the Property or exercise of any right granted herein expressly or impliedly with the Tenant’s authority or the Permitted User or any breach of the Tenant’s covenants or the conditions or other provisions contained in this Lease.

3.14.2	To keep the Landlord fully indemnified from and against all reasonable costs and expenses properly incurred by the Landlord in relation to any application for consent required under the terms of this Lease (whether such consent is granted or not).

3.14.3	To effect and keep in force to the Landlord’s satisfaction during the Term such public liability, employers’ liability and other policies of insurance as may be necessary to cover the Tenant against any claim arising under this covenant and to extend such policies of insurance to include an indemnity to the Landlord AND whenever required to do so by the Landlord to produce to the Landlord the said policy or policies together with satisfactory evidence that the same is or are valid and subsisting and that all premiums due thereon have been paid.

3.15	Upon the termination of this Lease quietly to deliver up to the Landlord possession of the Property together with the Landlord’s furniture and fittings therein in good and substantial repair and condition in all respects and at or before the date of termination of this Lease to reinstate the Property (if so required by the Landlord) to the condition in which the same were at the Term Commencement Date and to remove every moulding, sign or painting or writing of the name or business of the Tenant or any other occupier from the Property and to make good any damage caused by the removal of the Tenant’s fixtures or fittings or furniture or effects from the Property.

3.16	The Tenant has paid to the Landlord the sum equal to three months’ rent being €11,480.25 (the “Security Deposit”) as security for the full and timely payment and performance of the Tenant’s obligations under this Lease. If the Tenant fails to pay or perform in a full and timely manner any of its obligations under this Lease, the Landlord may apply all or any portion of the Security Deposit toward curing any such failure and compensating the Landlord for any loss, damage or expenses arising from such failure. If the Landlord so applies any portion of the Security Deposit, the Tenant shall immediately pay to the Landlord the amount necessary to restore the Security Deposit to its original amount. The Landlord shall hold the Security Deposit until the termination of this Lease. If the Landlord assigns its interest in this Lease and transfers the Security Deposit (or any balance thereof) to its assignee, the Tenant shall look only to such assignee for the application and return of the Security Deposit.

4	The Landlord agrees with the Tenant:-

4.1	Subject to compliance with the covenants on the Tenant’s part contained in this Lease to allow the Tenant to possess and use the Property without interference from the Landlord.

4.2	To pay the rents, insurance rent and service charge payable under the Head Lease.

4.3	To take all reasonable steps to enforce promptly the obligations undertaken by the Head Landlord under the Head Lease.

5	The parties agree:

5.1	The Landlord is entitled to forfeit this Lease of the Property by entering any part of the Property whenever the Tenant:-

5.1.1	is not less than fourteen (14) days late in paying any Rent or Insurance Rent whether formally demanded or not;

5.1.2	is in breach of any obligation in this Lease;

5.1.3	when the Tenant is adjudicated bankrupt or compounds or arranges with its creditors;

5.1.4	when the Tenant (if a corporate body) goes into liquidation unless that is solely for the purpose of amalgamation or reconstruction when solvent or it permits or suffers a receiver to be appointed over its assets.

The forfeiture of this Lease is without prejudice to any rights the Landlord may have against the Tenant in respect of any antecedent breach by the Tenant of its obligations hereunder.

5.2	During any period not exceeding three years when all or part of the Property cannot be put to its accustomed use because of damage from an insured risk (as specified in Clause 7(4) of the Head Lease) the Rent is to be suspended or reduced as appropriate unless or to the extent that the insurers do not pay under the policy because of something done or not done by the Tenant. Any dispute as to whether and how this clause applies is to be referred to arbitration.

5.3	Nothing in this Lease shall require the Tenant to put the premises in any better state of repair than exists as of the date of the Schedule of Condition as attached hereto but for the avoidance of doubt at the expiration or sooner determination of the term the Tenant shall yield up the property having removed all alterations or additions made to the demised premises by the Tenant together with any Tenant’s fixtures, fittings, furniture and effects and restored the property to its original prevailing condition.

Deletions initialled by parties to sub-lease.

5.4	Any disputed matter (save as to the payment of amounts due hereunder) shall be referred to arbitration under this Lease is to be decided by arbitration under the Arbitration Acts 1954 to 1980 by a single arbitrator appointed by the parties to the dispute. If they do not agree on that appointment the then President of the Incorporated Law Society of Ireland may appoint the arbitrator at the written request of either party.

5.5	Any notices requiring to be served on the Tenant hereunder shall be validly served if left addressed or sent by post to the Tenant (or if there shall be more than one of them to any one or more of them) at the Property or at the last known address or addresses of the Tenant or any of them in Ireland and any notice required to be served on the Landlord shall be validly served if left or posted to the registered office of the Landlord and any such notice may be served by the Landlord’s servants and agents and be served on the Tenant’s servants or agents.

5.6	No warranty express or implied is made by the Landlord that the Permitted User is authorised under the Planning and Development Acts 2000 to 2004 and the Building Control Act 1990 or any statutory enactments amending same or the regulations made thereunder.

6.	COMPANIES ACT 1990 CERTIFICATES

6.1	IT IS HEREBY FURTHER CERTIFIED for the purposes of Section 29 of the Companies Act 1990 that the Landlord and the Tenant are not bodies corporate connected with one another in a manner which would require this transaction to be ratified by resolution of either.

7.	FINANCE ACT CERTIFICATES

7.1	IT IS HEREBY CERTIFIED that the consideration (other than rent) for the Lease is wholly attributable to property which is not residential property and that the transaction does not form part of a larger transaction or of a series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration (other than rent) which is attributable to non-residential property exceeds €10,000.00.

7.2	IT IS HEREBY FURTHER CERTIFIED that Section 53 (lease combined with building agreement for dwelling house / apartment) of the Stamp Duties Consolidation Act 1999 does not apply to this instrument.

IN WITNESS whereof the parties hereto have caused their Common Seals to be affixed the day and year first herein written.

The COMMON SEAL
of THE LANDLORD
was affixed hereto in the presence of:

/s/ Rory J. Cowan	Director

/s/ Jeffrey M. Fitzgerald	Director/Secretary

SIGNED and DELIVERED

As a Deed on behalf of the Trustees of

FRONTLINE THE INTERNATIONAL

FOUNDATION FOR THE PROTECTION

OF HUMAN RIGHTS DEFENDERS TRUST

/s/ Noeline Blackwell

By NOELINE BLACKWELL in the presence of:

/s/ Tara Madden

SIGNED and DELIVERED

As a Deed on behalf of the Trustees of

FRONTLINE THE INTERNATIONAL

FOUNDATION FOR THE PROTECTION

OF HUMAN RIGHTS DEFENDERS TRUST

/s/ James Conway

By JIM CONWAY in the presence of:

/s/ Tara Madden

Dated 4 day of February 2011

LIONBRIDGE INTERNATIONAL

One Part

THE TRUSTEES OF FRONTLINE THE INTERNATIONAL FOUNDATION FOR THE PROTECTION OF HUMAN RIGHTS DEFENDERS TRUST

Other Part

SUB-LEASE

Second Floor

Grattan House

Temple Road

Blackrock

County Dublin

Daniel Spring & Co
50 Fitzwilliam Square
Dublin 2